EXHIBIT 10(h)

                   MANAGEMENT AND PROFESSIONAL INCENTIVE PLAN

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                                TABLE OF CONTENTS
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PART I.       DEFINITIONS.....................................................1
     A.  Additional Incentive Award...........................................1
     B.  Agent................................................................1
     C.  Base Cash Award or Award.............................................1
     D.  Board................................................................1
     E.  Change of Control....................................................1
     F.  Committee............................................................1
     G.  Common Stock.........................................................1
     H.  Company..............................................................1
     I.  Consolidated Earnings................................................1
     J.  Management Employee..................................................2
     K.  Original Deposit.....................................................2
     L.  Participant..........................................................2
     M.  Plan.................................................................2
     N.  Plan Year............................................................2
     O.  Professional Employee................................................2
     P.  Restricted Stock.....................................................2
     Q.  Stock Matching.......................................................2
     R.  Stock Matching Provisions............................................2
     S.  Actively Employed....................................................2

PART II. GENERAL PROVISIONS...................................................3
     A.  Objective Of The Plan................................................3
     B.  Eligibility..........................................................3
     C.  Participation........................................................3

PART III.     BASE CASH AWARDS................................................3
     A.  Individual Performance...............................................3
     B.  Corporate Performance................................................4
     C.  Determination Of Amounts Of Award....................................4

PART IV. ADDITIONAL INCENTIVE AWARDS..........................................4
     A.  Cash Or Stock Awards.................................................4
     B.  Participation In Stock Matching......................................4
     C.  Company Deposit And Delivery Of Restricted Stock.....................5

PART V.  DEFERRAL OF CASH INCENTIVE AWARDS....................................6

PART VI. PLAN ADMINISTRATION..................................................6

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                                     PART I

                                   DEFINITIONS

A.       Additional Incentive Award

         The term "Additional Incentive Award" means a Participant's additional Award granted under Part IV of this Plan.

B.       Agent

         The term "Agent" means the Company or such other entity as the Committee may designate to fulfill the responsibilities of "Agent" under this Plan.

C.       Base Cash Award or Award

         The terms "Base Cash Award" or "Award" mean a Participant's base cash incentive award under this Plan.

D.       Board

         The term "Board" means the Board of Directors of the Company.

E.       Change of Control

         The term "Change of Control" means the occurrence of any of the following events:

         (i) any person (including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becoming, directly or indirectly, the beneficial owner of twenty percent (20%) or more of the shares of stock of the Company entitled to vote for the election of directors;
         (ii) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Company's Board of Directors; or
         (iii) the stockholders of the Company approve an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of the Company occurs.
F.       Committee

         The term "Committee" means the Compensation Committee of the Board.

G.       Common Stock

         The term "Common Stock" or "Stock" means the common stock of the Company.

H.       Company

         The term "Company" means Darden Restaurants, Inc. and its subsidiaries.

I.       Consolidated Earnings

         The term "Consolidated Earnings" means consolidated net income for the year for which an Award is made, adjusted to omit the effects of unusual and extraordinary items, discontinued operations and the cumulative effects of changes in accounting principles, all as shown on the audited consolidated statement of earnings of the Company and its subsidiaries and as determined in accordance with generally accepted accounting principles.

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J.       Management Employee

         The term "Management Employee" means any active key management employee of the Company or its subsidiaries, to the extent designated by the Senior Vice President, Human Resources, including such members of the Board and the Chairman as are actively employed by the Company or its subsidiaries.

K.       Original Deposit

         The term "Original Deposit" means shares deposited pursuant to Part IV(B) of this Plan.

L.       Participant

         The term "Participant" means an individual selected to be a Participant in accordance with Part II of this Plan.

M.       Plan

         The term "Plan" means the Darden Restaurants, Inc. Management and Professional Incentive Plan, formerly known as the Darden Restaurants, Inc. Management Incentive Plan.

N.       Plan Year

         The term "Plan Year" means the Company's fiscal year.

O.       Professional Employee

         The term "Professional Employee" means any professional employee to the extent designated by the Vice President, Compensation.

P.       Restricted Stock

         The term "Restricted Stock" means shares described in Part IV(C)(1) of this Plan.

Q.       Stock Matching

         The term "Stock Matching" means incentive compensation in the form of Common Stock made available by the Company on the condition the Participant deposits a specified amount of Common Stock with the Company.

R.       Stock Matching Provisions

         The term "Stock Matching  Provisions" means the provisions set forth in
         Part IV of this Plan.

S.       Actively Employed

         The term "Actively Employed" means the Participant is deemed to be an active employee of the Company, as determined in accordance with the Company's policies and procedures, provided that the period during which a Participant is "Actively Employed" will not include any leave of absence period, except as otherwise determined by the Company's policies and procedures.

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                                     PART II

                               GENERAL PROVISIONS

A.       Objective Of The Plan

         It is the intent of the Company to provide financial rewards to key management and professional employees in recognition of individual contributions to the success of the Company under the provisions of this Plan. As such, the Committee has designed this Plan to accomplish such objectives.

         Participant awards will be based on the comparative impact of the Participant's position to the overall corporate results as measured by the degree to which the individual is able to affect division/subsidiary, group and corporate results.

B.       Eligibility

         Any Management Employee and any Professional Employee will be eligible to participate in the Plan. Eligibility will not carry any rights to participation nor to any fixed awards under the Plan.

C.       Participation

         As early as possible in each Plan Year, management will recommend a list of proposed Participants in the Plan, and the Committee thereupon will determine those who have been selected as Participants for the current Plan Year. Participants will be those persons holding positions, which significantly affect operating results, while providing the opportunity to contribute to current earnings and the future success of the Company. During the year, other Participants may be added because of promotion or for other reasons warranting their inclusion, and Participants may be excluded from active participation because of demotion or other reasons warranting their exclusion. In order to receive an award, a Participant must be Actively Employed as of the end of the Plan Year for which such award is made, unless the Participant's termination is due to death or retirement on or after age 55 and 10 years of service, during the Plan Year. In all events in which a Participant is eligible to receive an award, the award will be prorated based on the total days employed during the Plan Year in a position eligible for participation in the Plan.


                                    PART III

                                BASE CASH AWARDS

The size of a  Participant's  Base Cash  Award  under this Plan will be based on
both  individual  and  corporate   performance,   relative  to   pre-established
performance objectives.

A.       Individual Performance

         Individual performance for the Plan Year will be determined as follows:

         1. At the beginning of each Plan Year, each Participant will develop written objectives for the year, which are directly related to specific job accountabilities.

         2. The individual objectives will be reviewed with each Participant's supervisor for acceptance and will become the primary basis for establishing the individual's performance for the year. For the Chief Executive Officer, such objectives will be reviewed and approved by the Committee.

         3. Near the end of each Plan Year, each Participant will submit to his or her supervisor, a summary of accomplishments related to individual performance during the year. Based on this information and other information related to individual performance or job accountabilities, the supervisor will assess the individual's performance.

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B.       Corporate Performance

         At the beginning of each Plan Year, the Committee will establish corporate and/or unit performance targets, and near the end of each Plan Year, the Committee will establish corporate and/or unit performance ratings, based on generally accepted performance measures to be selected by the Committee such as, but not limited to, earnings per share, return on cash, return on sales, cash flow, market share, revenue growth, earnings growth, return on gross investment, total shareholder return and operating profits.

C.       Determination Of Amounts Of Award

         The Committee acting in its discretion, subject to the maximum amounts set forth below will determine the amounts of Awards to Participants. Such determinations, except in the case of the Award for the Chairman of the Board, will be made after considering the recommendations of the Chairman and such other matters as the Committee will deem relevant.

         Notwithstanding the foregoing, the maximum Award payable with respect to any taxable year of the Company to any Participant will not exceed two tenths of one percent (0.2%) of the Company's annual Sales for such year (as reflected by the Company's annual audited financial statements for such year); provided, however, that no Award will be paid for any such year in which the Company has no Consolidated Earnings (as reflected by the Company's audited financial statements). For these purposes, the amount of any Award will include any Additional Incentive Awards made pursuant to Part IV of this Plan at the value of such Additional Incentive Award as of the date of grant, regardless of whether vested. Further, an Award based on a period of more than one year will be limited to the aggregate Consolidated Earnings and Sales of the Company for such period of years, excluding any year which the Company has no Consolidated Earnings.

         Awards may be made at any time following the end of the taxable year; provided, however, that no Awards will be made until: (a) the Committee receives assurances from both the Corporation's Chief Financial Officer and its independent accountants that the Company has achieved Consolidated Earnings for the taxable year(s) and that the amount of such Award does not exceed the applicable limitation under this Part III; and (b) the Committee certifies in writing to the Board that the Consolidated Earnings have been achieved and such limitation has not been exceeded. Awards will be paid in cash or Common Stock, as so determined by the Senior Vice President, Human Resources. For purposes of making these determinations, the value of the Common Stock component of any Award will be its fair market value on the date of grant.


                                     PART IV

                           ADDITIONAL INCENTIVE AWARDS

A.       Cash Or Stock Awards

         Subject, where applicable, to the Stock Matching Provisions, a Management Employee is eligible to receive an Additional Incentive Award in the form of cash, or if so determined by the Senior Vice President, Human Resources, Stock or Stock Matching pursuant to the terms of the Company's Amended and Restated Stock Option and Long-Term Incentive Plan of 1995, or any successor plan.

B.       Participation In Stock Matching

         1. A Management Employee under age 55 as of the last day of the Plan Year who is selected to participate in the Stock Matching Provisions of the Plan may do so by depositing shares of Common Stock based on a percentage of his Base Cash Award, which percentage the Committee will set on an annual basis. Such percentage may vary by employee group and from year to year.

         2. Participants age 55 or over as of the last day of the Plan Year who are selected for Stock Matching may elect full, partial, or no participation in the Stock Matching Provisions, with immediate cash

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                  payments  being made in an amount equal to 60% of the amount of the Base Cash Award otherwise eligible for Stock Matching for which the employee has elected to receive cash payment in lieu of Stock Matching.

         3. The Company will notify each Management Employee who participates in the Stock Matching Provisions of the maximum number of shares of Common Stock, which he or she is permitted to deposit under the Plan, and each Participant may choose to deposit all or any portion of the number of shares, permitted to be deposited. Participants may make their Original Deposit at any time after they receive their Base Cash Award, but, to participate in the Stock Matching Provisions of this Plan, Participants must deposit such shares with the Agent no later than the December 31 immediately following the end of the Plan Year for which the Base Cash Award has been paid.

         4. Any Participant who dies, retires on or after attaining age 65, elects early retirement after attaining age 55 and completing 10 years of service, or is permanently disabled and unable to work as determined by the Senior Vice President, Human Resources, either during a Plan Year or prior to the final date for depositing the Original Deposit shares for such Plan Year (December 31), will not be eligible to participate in the Stock Matching Provisions, but instead, such Participant, or the Participant's legal representative, will receive an Additional Incentive Award in Stock or Cash, as determined by the Senior Vice President, Human Resources, for the Plan Year in an amount equal to the amount otherwise eligible for Stock Matching.

         5. On or before the December 31 immediately preceding the end of the Plan Year, Participants must notify the Company in writing of the applicable participation alternatives elected under the Stock Matching Provisions. Elections regarding Stock Matching participation are effective for the current Plan Year.

C.       Company Deposit And Delivery Of Restricted Stock

         1.       Restricted Stock

                  As soon as practical following the Original Deposit by a Participant, the Company will match these shares and either deposit with the Agent for the Participant's account matching Common Stock for each share of the Original Deposit or evidence the issuance of matching Common Stock for each share of the Original Deposit in book entry form as reflected on the master stockholder records of the Company. The Company shall similarly deposit shares of Common Stock awarded pursuant to paragraph A above that are not subject to Stock Matching. All such deposited Stock will be Restricted Stock, which will be delivered to the Participant upon vesting. The vesting period will be from one (1) to ten (10) years (the "Restricted Period") as determined by the Committee, and may be accelerated based on performance goals established by the Committee. In the event of termination after attainment of age 55 and 10 years of service or when the sum of the Participant's age and service with the Company equals or exceeds seventy (70), but prior to the completion of the Restricted Period, provided the Participant leaves his or her shares, if any, on deposit, the Participant will vest in all corresponding shares of Restricted Stock as of the earlier of attainment of age 65 or the end of the Restricted Period. In the event the Original Deposit Stock is withdrawn or a required deposit was not made, all Restricted Stock will be forfeited to the Company. If termination of employment occurs prior to attainment of age 55 and completion of 10 years of service or prior to the time that the sum of the Participant's age and service with the Company equals or exceeds seventy
                  (70), and prior to completion of the Restricted Period (except for death), such Restricted Stock will be forfeited to the Company. In the event of the death of a Participant prior to vesting in the Restricted Stock, a pro-rata portion of such shares will vest and be delivered to the Participant's beneficiary, based on the ratio of the number of months during which the shares were on deposit prior to the Participant's death to the number of months in the Restricted Period, with all remaining shares being forfeited. In the event of the death of a Participant prior to completion of a performance cycle, as established in accordance with the terms of a performance accelerated vesting schedule, a pro-rata portion of such shares will vest

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                  and be delivered to the  Participant's  beneficiary,  at the end of the performance cycle, based on the ratio of the number of months during which the shares were on deposit prior to the Participant's death to the number of months completed in the performance cycle, with all remaining shares being forfeited.

         2.       Temporary Withdrawal for Option Exercise

                  A Participant may temporarily withdraw all or a portion of the shares on deposit for all Plan Years (other than Restricted Stock) in order to exercise Company stock options, subject to an equal number of shares of Common Stock being immediately re-deposited with the Agent after such exercise.


                                     PART V

                        DEFERRAL OF CASH INCENTIVE AWARDS

Subject to rules adopted by the Committee, a Participant may elect to defer all or a portion of a Cash Award during each calendar year in accordance with the terms and conditions of the Company's FlexComp Plan or any successor plan.

In order to defer all or a portion of the Cash Award for a particular bonus period, a Participant must make a valid election under the FlexComp Plan by executing and filing a deferral election form with the Company sixty (60) days prior to the end of the plan year.


                                     PART VI

                               PLAN ADMINISTRATION

This Plan will be effective in each fiscal year of the Company and will be administered by the Committee and the Committee will have full authority to interpret the Plan. Such interpretations of the Committee will be final and binding on all parties, including the Participants, survivors of the Participants, and the Company.

The Committee will have the authority to delegate the duties and responsibilities of administering the Plan, maintaining records, issuing such rules and regulations as it deems appropriate, and making the payments hereunder to such employees or agents of the Company as it deems proper.

The Board, or if specifically delegated, its delegate, may amend, modify or terminate the Plan at any time, provided, however, that no such amendment, modification or termination will adversely affect any benefit earned (but not necessarily vested) under the Plan prior to the date of such amendment or termination, unless the Participant, or the Participant's beneficiary, becomes entitled to an amount equal to or greater than the value of the adversely affected portion of such benefit under another plan, program or practice adopted by the Company. Notwithstanding the above, an amendment, modification, or termination affecting previously accrued benefits may not occur after a Change of Control without the written consent of a majority of the Participants determined as of the day before such Change of Control.

In the event the Company will effect one or more changes, split-ups or combinations of shares of Common Stock or one or more other like transactions, the Board or the Committee may make such adjustment, upward or downward, in the number of shares of Common Stock to be deposited by the Participants as will appropriately reflect the effect of such transactions.

In the event the Company will distribute shares of a subsidiary of the Company to its stockholders in a spin-off transaction, the shares of stock of the subsidiary distributed to Participants, which are attributable to Restricted Stock, will be vested and delivered to the Participants subject to any specific instructions of the Committee.

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Except as otherwise provided in this Plan, neither any benefit payable hereunder nor the right to receive any future benefit under the Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process. If any attempt is made to do so, or if a person eligible for any benefits becomes bankrupt, the Committee, in its sole discretion, may terminate the interest under the Plan of the person affected and may cause the interest to be held or applied for the benefit of one or more of the dependents of such person or may make any other disposition of such interest that it deems appropriate.

All questions pertaining to the construction, validity and effect of the Plan will be determined in accordance with the laws of the State of Florida and the laws of the United States.

Effective as of June 1, 2000.

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